Exhibit 99.1

Form of Notice of Conversion

of

Promissory Note

(pursuant to Section 5(a) of the Note)

Reference is hereby made to that certain Promissory Note of Milestone Scientific Inc. (the “Company”) dated April 8, 2025, as amended, issued to the undersigned holder in the original principal amount of [●] (the “Note”) and on April 20, 2026 partially converted into shares of the Company, issued as part of a series of promissory notes in the aggregate principal amount of $800,000. Terms used herein as defined terms and not defined herein shall have the meaning ascribed thereto in the Note.

The undersigned holder of the Note hereby notifies the Company of its election, pursuant to Section 5(a) of the Note, to convert the entire unpaid principal amount of and accrued interest on the Note effective, without any further or other notice to the Company, at such time as the Fair Value of the shares of Common Stock of the Company shall be not less than $0.50 per share; provided that the undersigned shall then be entitled to buy and sell securities of the Company in compliance with the Insider Trading Policy of the Company, including without limitation obtaining any necessary pre-clearance.

Name of Holder: [●]